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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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InterDigital Communications Corporation

(Name of Registrant as Specified In Its Charter)

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INTERDIGITAL COMMUNICATIONS CORPORATION

781 Third Avenue

King of Prussia, Pennsylvania 19406-1409

Notice of Annual Meeting of Shareholders

To be Held June 4, 2003

TO THE SHAREHOLDERS OF INTERDIGITAL COMMUNICATIONS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of InterDigital Communications Corporation, a Pennsylvania corporation (the “Company”) will be held on Wednesday, June 4, 2003, at 2:00 p.m. (local time) at the Marriott Philadelphia West, West Conshohocken, Pennsylvania, for the following purposes:

1.	To elect two directors of the Company;

2.	To consider and vote upon a proposal to amend the Company’s 2000 Stock Award and Incentive Plan to increase the number of shares authorized for issuance thereunder;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2003; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only holders of record of the Company’s Common Stock at the close of business on April 21, 2003 are entitled to notice of and to vote at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO VOTE BY TELEPHONE, VIA THE INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. PLEASE REFER TO YOUR PROXY CARD TO DETERMINE IF YOU ARE ELIGIBLE TO VOTE EITHER BY PHONE OR VIA THE INTERNET. IF YOU HAVE RETURNED YOUR PROXY CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR YOU WOULD LIKE TO CHANGE YOUR PROXY VOTE, YOU MAY REVOKE YOUR PROXY BY TIMELY DELIVERY OF (A) A NOTICE OF REVOCATION IN WRITING OR BY ELECTRONIC TRANSMISSION TO THE CORPORATE SECRETARY OF THE COMPANY OR THE COMPANY’S DESIGNATED AGENT, (B) A PROPERLY EXECUTED, LATER-DATED PROXY, OR (C) ATTENDING THE MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT, BY ITSELF, CONSTITUTE A REVOCATION OF A PROXY).

By Order of the Board of Directors

/s/ Lawrence F. Shay
Lawrence F. Shay Vice President, General Counsel and Corporate Secretary

April 28, 2003

King of Prussia, Pennsylvania

INTERDIGITAL COMMUNICATIONS CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2003

The Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the “Company”), is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 4, 2003, at 2:00 p.m. (local time) at the Marriott Philadelphia West, West Conshohocken, Pennsylvania. The proxies may also be voted at any adjournments or postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy will be first sent or given to shareholders on approximately May 2, 2003. The principal executive offices of the Company are located at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

Only holders of record of shares of Common Stock at the close of business on April 21, 2003 are entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. On that date, there were 55,568,337 shares of the Company’s Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes will not be cumulated in the election of directors. Holders of the Company’s $2.50 Cumulative Convertible Preferred Stock are not entitled to vote at the Annual Meeting. Under Pennsylvania law and the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the Annual Meeting. Directors are elected by a plurality vote and approval of all other matters presented at the Annual Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted upon at the Annual Meeting. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more proposals because the beneficial owner(s) have not instructed the broker on how to vote on such proposal(s) and the broker does not have discretionary authority to vote in the absence of such instructions. Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

A form of proxy is enclosed for use at the Annual Meeting. Proxies will be voted in accordance with shareholders’ instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not revoked before they are voted) will be voted (i) FOR the election of the nominees named below as directors, (ii) FOR the approval of the amendment to the Company’s 2000 Stock Award and Incentive Plan to increase the number of shares authorized for issuance thereunder, and (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2003. With respect to any other matter that properly comes before the Annual Meeting or any adjournment thereof, proxy holders will vote on such matter in accordance with the recommendation of the Board of Directors, and if no recommendation is given, in their own discretion and judgment. A proxy may be revoked at any time before it is voted at the Annual Meeting. Proxies may be revoked by timely delivery of (a) a timely notice of revocation in writing or by electronic transmission to the Corporate Secretary of the Company or the Company’s designated agent, (b) a properly executed, later-dated proxy, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, constitute a revocation of a proxy). To be eligible to vote in person at the Annual Meeting, a shareholder must be the registered owner of the shares or, if the shares are held in the name of a broker or bank, bring a legal proxy obtained from such broker or bank.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, electronic mail, personal interview, telephone, telegraph or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained W.F. Doring & Co. to aid in the solicitation of proxies for which a fee of approximately $7,000, plus expenses, will be paid. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company’s Common Stock.

ELECTION OF DIRECTORS

(Proposal No. 1)

The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors presently consists of six members, divided into three classes each having a term of three years. The Board of Directors has nominated two current directors for election at the Annual Meeting for a term expiring at the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. We have no reason to believe that the named nominees will be unavailable to serve if elected. However, if either of the nominees is unavailable to serve for any reason, the proxies may be voted for another person nominated as a substitute by the Board of Directors. Four incumbent directors will continue to serve as directors following the Annual Meeting as set forth below, with two directors having a term expiring at the year 2004 Annual Meeting of Shareholders and two directors having a term expiring at the year 2005 Annual Meeting of Shareholders.

The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

Nominees for Election to the Board of Directors

Three Year Term Expiring at 2006 Annual Meeting of Shareholders

D. RIDGELY BOLGIANO, 70, has been a director of the Company since 1981. Mr. Bolgiano has been a Vice President and Chief Scientist of the Company since April 1984, and has served as Chairman of the Board of Directors of InterDigital Technology Corporation, a wholly-owned subsidiary of the Company, since May 1996. Mr. Bolgiano has been affiliated with the Company in various capacities since 1974.

HOWARD E. GOLDBERG, 57, became a director of the Company in November 2000. Mr. Goldberg also serves as Chief Executive Officer and President of the Company, positions he has held since November 2000 and January 2001, respectively. Prior to holding such positions, Mr. Goldberg served as Interim President from September 1999 until January 2001. Mr. Goldberg also served as Executive Vice President—Strategic Alliances from October 1998 to September 1999, Executive Vice President, General Counsel and Secretary from May 1995 to October 1998, and Vice President, General Counsel and Secretary from December 1994 until May 1995. In addition, Mr. Goldberg held the position of President of InterDigital Patents Corporation and InterDigital Technology Corporation, each a wholly-owned subsidiary of the Company, from October 1998 to December 1999, and from January 1999 until July 2001, respectively. Mr. Goldberg has been affiliated with the Company in various capacities since 1993.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 1 TO ELECT MESSRS. BOLGIANO AND GOLDBERG TO THE BOARD OF DIRECTORS.

Members of the Board of Directors Continuing in Office

Three Year Term Expiring at 2004 Annual Meeting of Shareholders

ROBERT S. ROATH, 60, has been a director of the Company since May 1997. Mr. Roath was Chief Financial Officer and Senior Vice President of RJR Nabisco, Inc. (“RJR Nabisco”) from April 1995 to April 1997 and Corporate Controller and Senior Vice President at RJR Nabisco from September 1990 to April 1995. Mr. Roath has been a part-time consultant and Chairman of the Advisory Board to L.E.K. Consulting, a shareholder-value consulting firm, since May 1997. Mr. Roath is also a member of the Advisory Board to the Roundabout Theatre, a New York City not-for-profit classic theater and is a member of the Advisory Board of the Robert H. Smith School of Business at the University of Maryland.

JOSEPH S. COLSON, JR., 55, became a director of the Company in April 1998. Mr. Colson retired as President of International Regions & Professional Services at Lucent Technologies, Inc. in April 1998, where he was responsible for sales of network systems products and services to global service providers since June 1997. Mr. Colson has been a director of Crescent State Bank since December 1998. Mr. Colson is also on the Board of Trustees of North Carolina State Engineering Foundation, which supports the School of Engineering at North Carolina State University, his alma mater.

Members of the Board of Directors Continuing in Office

Three Year Term Expiring at 2005 Annual Meeting of Shareholders

HARRY G. CAMPAGNA, 64, Chairman of the Board of Directors, has been a director of the Company since April 1994. Mr. Campagna has been the President, Chief Executive Officer and Chairman of the Board of Directors of Qualitex Co. for more than the past five years. Qualitex Co. is involved in the manufacturing of items for the garment apparel and textile industries.

STEVEN T. CLONTZ, 52, became a director of the Company in April 1998. In January 1999, Mr. Clontz became President and Chief Executive Officer of StarHub Pte., Ltd. (“StarHub”), an info-communications corporation specializing in fixed and mobile telecommunications services located in Singapore. Mr. Clontz has also served as a director of StarHub since 1999. Mr. Clontz was President and Chief Executive Officer of IPC Information Systems, Inc. (“IPC”), a New York corporation which developed, manufactured and sold specialized telecommunications products and services to the financial trading industry, and served on the Board of Directors of IPC from December 1995 to December 1998.

Committees and Meetings of the

Board of Directors

The Company’s Board of Directors has a number of standing committees including the Audit Committee, the Compensation & Stock Option Committee, the Executive Committee, and the Nomination and Search Committee.

The Company’s Audit Committee currently consists of Messrs. Roath (Chairman), Clontz and Colson. The Audit Committee is comprised entirely of non-employee directors who, in the opinion of the Board of Directors, meet the independence and financial literacy and sophistication requirements of existing and proposed listing standards of the Nasdaq National Market (“Nasdaq”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the U.S. Securities and Exchange Commission (the “SEC”) regulations. During 2002, the Audit Committee held seven meetings and acted two times by unanimous written consent. The Audit Committee’s principal function is to assist the Board of Directors in the Board of Directors’ general oversight responsibilities relating to the Company’s corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Audit Committee also monitors the independence and performance of the Company’s independent accountants, helps to facilitate effective communication between the Board of Directors and the Company’s independent accountants, and provides support for management’s efforts to enhance the quality of the Company’s internal control structure. The Audit Committee’s current charter, recently amended by the Board of Directors to reflect relevant provisions of the Sarbanes-Oxley Act as well as existing and proposed Nasdaq listing standards and SEC regulations, is attached to this Proxy Statement as Appendix “A”.

The Company’s Compensation & Stock Option Committee (the “Compensation Committee”) currently consists of Messrs. Campagna (Chairman) and Roath. The Compensation Committee held nine meetings and acted one time by unanimous written consent in 2002. The Compensation Committee’s primary duties include: adopting compensation plans, setting annual salaries for executive officers, determining bonus and other direct and indirect benefits for executive officers and other employees, and administering Company equity incentive plans including the grant of awards under such plans to all eligible persons.

The Company’s Executive Committee (the “Executive Committee”) consists of Messrs. Campagna (Chairman), Bolgiano, and Roath. The Executive Committee held two meetings and acted one time by unanimous written consent in 2002. The Executive Committee holds and is empowered to exercise the authority of the Board of Directors between Board of Directors meetings in the management of the business affairs of the Company.

The Company’s Nomination and Search Committee (the “Nomination Committee”) consists of Messrs. Campagna (Chairman), Clontz and Roath. The Nomination Committee did not meet or take any actions by unanimous written consent in 2002. The Nomination Committee’s functions include reviewing and approving nominations for directors of the Company. The Nomination Committee will consider nominees recommended by shareholders, that are presented within the time frames, and that are accompanied by the information, required by the Company’s By-Laws. See “Shareholder Proposals” on page 31 of this Proxy Statement.

The Board of Directors met five times and acted two times by unanimous written consent during 2002. During 2002, each of the above incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees on which they serve.

Compensation of Directors

Each nominee for election to the Board of Directors who is not an officer or employee of the Company (an “Outside Director”) is entitled, upon election or re-election at the Annual Meeting, to receive a grant of non-qualified stock options to purchase shares of Common Stock under the Company’s 2000 Stock Award and Incentive Plan upon their election or re-election to the Board of Directors by the shareholders. These options are granted automatically at the conclusion of the Annual Meeting and provide for the right to purchase 48,000 shares of the Company’s Common Stock (calculated as 16,000 multiplied by the number of years for which the Outside Director was elected to serve), at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest one-third each on the date of each subsequent Annual Meeting of Shareholders. Outside Directors who commence service prior to the election of their class receive prorated option grants based on the time remaining prior to the election of their class.

Outside Directors are also entitled to an annual monetary director fee of $15,000 for a full calendar year of service. A pro-rata portion of the $15,000 fee is paid for service of less than a full year. Payment of fees may be made, at the election of each Outside Director, on January 15 of each year, quarterly or deferred. The Company also reimburses Outside Directors for certain expenses incurred in attending Board of Directors and committee meetings and travel on behalf of the Company.

In connection with his service as Chairman of the Board of Directors during 2002, in 2003, Mr. Campagna was awarded 50,000 restricted stock units (“RSUs”). Such RSUs are generally forfeitable if Mr. Campagna ceases to serve as a director before the RSUs vest 2 years after their grant date, do not have voting rights, and are not deemed to be outstanding shares.

Compliance with Section 16(a)

of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal year ending December 31, 2002, the Reporting Persons complied with Section 16(a) filing requirements.

Executive Compensation

Compensation Committee Report on Executive Compensation

General

The undersigned directors constitute the Compensation & Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”). In compliance with our independent oversight responsibilities, neither of us has been an officer or employee of the Company. We have overall responsibility for the establishment, modification and implementation of executive compensation and benefit programs of the Company. Our primary duties include: adopting compensation plans, setting annual salaries for executive officers, determining bonus and other direct and indirect benefits for executive officers and other employees, and administering Company equity incentive plans including the grant of awards under such plans to all eligible persons.

Compensation Philosophy

Our goals are (i) to align compensation with the Company’s business objectives and performance, (ii) to enable the Company to attract and retain qualified executives in a highly competitive industry, (iii) to reward executives who contribute to the Company’s long-term success consistent with the Company’s performance, and (iv) to strengthen the mutuality of interest between executives and shareholders so that shareholder value serves as a primary driver and motivator of executive performance. Accordingly, our philosophy is to ensure that the Company’s executive compensation is focused on enterprise value, and is appropriate and competitive.

Executive Compensation

The principal elements of executive compensation are: base salary, performance-based annual bonus, and periodic grants of stock-based compensation. Historically, perquisites have not been a significant component of our executive compensation package.

Base Salary

Throughout the course of the year, we meet periodically to review executive compensation, and meet at least annually to review and approve salary increases for executive officers, including the Chief Executive Officer. In our considerations, we exercise our discretion and make a judgment after considering factors that we deem relevant. We consider the following factors: the compensation practices of similarly situated companies, the relevant performance of the Company to other companies in the wireless industry, individual performance of the executive against goals, levels of responsibility, and a subjective assessment of the officer’s contributions and performance. The relative importance of these factors varies depending on the particular individual being reviewed. Base salaries and adjustments for most executive officers other than the Chief Executive Officer are based upon recommendations from the Chief Executive Officer, and for a limited number of executive officers, upon recommendations from the Chief Operating Officer and Chief Executive Officer. Base salary and adjustments for the Chief Executive Officer are based largely upon recommendations from the Chairman of the Board of Directors. All executive officers employed in January 2002, except executive officers hired in late 2001, received a percentage merit increase to their salaries. Our policy is generally to set and maintain competitive base salaries for each executive officer, including the Chief Executive Officer, for equivalent jobs with similarly situated employers.

Performance-Based Annual Bonus

For several years, we have operated a company-wide bonus plan. The adoption of this bonus plan was part of an overall strategy to create an environment of collective effort towards common goals, to give employees a stake in the performance of the Company and to appropriately reward employees when Company performance meets corporate objectives. The bonus plan provides for the payment of annual incentives to executive officers, including the Chief Executive Officer, based on two factors: the Company’s actual results measured against its annual business goals, and individual performance appraisals. Each executive officer is assigned a target bonus representing a percentage of salary based on such individual’s position with the Company. If the Company achieves certain target business performance results and the executive achieves certain target appraisal ratings, the executive will be paid the target bonus. If actual results vary from such targets, the bonus paid may be adjusted up or down to reflect the variation. In keeping with our philosophy to align the interests of executive officers with the interests of our shareholders, up to 30% of an executive officer’s bonus may be paid in shares of restricted stock. Generally, these shares are restricted as to transferability for a two-year period, but are not forfeitable. The shares have full voting power and the right to receive dividends. The Compensation Committee also provides additional cash compensation in the form of a tax gross-up to cover each executive officer’s tax liability associated with the restricted stock grant.

Under this bonus plan, we set the 2002 business goals at levels intended to incentivize and compensate superior performance. Business goals were based on financial performance, achievement of project development milestones, positioning and development of customer relationships, success in leveraging intellectual property, success in diversification processes and activities, and the establishment of certain venture activities. The Company’s actual performance in 2002 in some cases met, in one case exceeded, and in some cases fell below the established business goals, all of which were based upon the anticipation of an overall positive business environment in 2002. Individual performance measures for executive officers other than the Chief Executive Officer were based partially upon recommendations from the Chief Executive Officer. In considering Mr. Goldberg’s annual bonus, we not only considered the factors described above but also took into consideration his performance in implementing the business activities associated with the achievement of the business goals, all relative to the business environment in which the Company was operating. We weighed the results, together with our measure as to each executive’s individual performance, and set the annual bonus amount for each executive officer. As a result of the Company not meeting all of its business goals, no executive officer received 100% of his target bonus for 2002. We also determined to pay the full 30% of each executive’s bonus award in the form of restricted stock, consistent with our objective of focusing executive officers on building value for our shareholders. Annual bonuses for 2002 were paid in 2003.

Equity Incentives

From time to time, we issue stock options, restricted stock (i.e., shares of Common Stock having restrictions on transferability), and restricted stock units (i.e., nontransferable rights to acquire Common Stock) to executive officers, including the Chief Executive Officer, as long-term incentives. These equity incentives serve to focus executives on shareholder value in that they are directly related to the price of the Company’s Common Stock. In certain cases, these equity incentives also serve as a form of retention mechanism.

Company stock options are designed to provide our employees with an opportunity to share, along with our shareholders, in the Company’s long-term performance. Initial grants of stock options are generally made to executive officers upon the commencement of employment. In 2000, we implemented an option grant program pursuant to which we periodically evaluate and, if appropriate, grant stock options on a Company-wide basis. This program promotes retention of employees and further aligns the financial interests of employees with the financial interests of the shareholders. All options are granted at 100% of the fair market value of the Company’s Common Stock on the date of grant. Grants of stock options may also be made following a significant change in job responsibility. We have adopted guidelines for the number of stock options to be granted in connection with promotions. In appropriate cases, we may make grants outside of these guidelines. In 2002, the Company made no initial, Company-wide, or promotion related grants of stock options to any of its executive officers. As of the end of 2002, the percentage of stock options outstanding held by executive officers was approximately 18% of the total number of stock options outstanding held by all option recipients.

For a number of years, in order to induce creativity and provide rewards for performance in the patent arena, we have utilized an inventors award program pursuant to which we issue options in connection with the filing of patent applications by employees. Grants of stock options were made in 2002 to two executive officers pursuant to this program. Additionally, consistent with our objectives of having executive officers focus on shareholder value and encouraging equity ownership on the part of the Company’s executive officers, we have made available from time-to-time, on a one time per person basis to executive officers, a program granting stock options concurrent with the purchase of Company Common Stock by executive officers. Pursuant to this program, in 2002, grants of stock options were made to two executive officers in connection with such executives’ purchases of Company Common Stock.

We have also issued restricted stock and restricted stock units as part of our compensation structure. In 1999, we issued to each executive officer then employed, including Mr. Goldberg, restricted stock that generally was non-transferable and was forfeitable if the recipient left the Company prior to the third anniversary of the grant. At that time, we also agreed to provide to each executive officer upon the lapse of the forfeiture risk on the restricted stock a tax gross-up benefit that would cover that executive’s tax liability associated with the restricted stock. In 2000, we replaced the tax gross-up benefit with a grant of restricted stock units that vested (i.e., converted to transferable Common Stock) on the same day that the forfeiture risk on the restricted stock lapsed. In

2002, the restrictions on transferability and the forfeiture provisions lapsed with respect to these shares of restricted stock, and the restricted stock units vested. In 2002, no executive officer was granted (i) restricted stock other than as a component of the annual bonus, or (ii) restricted stock units.

In connection with the granting of equity incentives, it is expected that from time-to-time our executives will realize the intrinsic value of this compensation. Some executives were previously granted options (generally involving ten year grants) that they have held for a number of years and that will expire over the next several years if not exercised before the expiration date. Of these executives, in the near term, Mr. Goldberg, our Chief Executive Officer, has options expiring during the third quarter of 2003. In addition, Mr. Campagna, the Chairman of our Board of Directors, has options expiring during the second quarter of 2004. Since these equity incentives would be forfeited if the individual does not exercise the options before their expiration and these individuals are subject to recurring periods of restrictions on sales of shares of the Company under the Company’s insider trading policies and Section 16 of the Securities Exchange Act of 1934, we would expect that in addition to any other option activity by such individuals all such options which have value will be exercised as circumstances permit at various times prior to the expiration dates, and some or all of the exercises will be accompanied by contemporaneous sales of the underlying shares, in some cases, pursuant to pre-arranged trading plans carried out in accordance with the SEC Rule 10b5-1. Additionally, at the time of such exercises, each such executive or board member is required to fund the exercise price, and for non-qualified stock options, to pay federal and state taxes on the difference between the fair market value of the underlying shares at the time of exercise and the exercise price.

Perquisites

Selective perquisites were given to certain executive officers in 2002. Mr. Goldberg, as Chief Executive Officer, was paid an allowance for a car. Two other executive officers received perquisites, one in connection with relocation and temporary housing and the other in connection with housing.

Indemnification

The current environment and the heightened scrutiny over the actions of directors and officers of many companies (particularly public companies) generally have made it increasingly difficult to attract and retain quality individuals to serve in such capacities. In order to assist in the retention of our executive officers, in 2003, our Board of Directors authorized the execution between the Company and each executive officer of an Indemnity Agreement, to provide additional protection available under Pennsylvania law to such individuals.

Section 162(m) Tax Matters

In implementing compensation policies, plans, and programs, we consider the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company’s tax deduction for compensation to its Chief Executive Officer and four other most highly compensated executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. We intend to seek to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company’s compensation policies and programs. We retain the flexibility, however, to enter into arrangements that may result in non-deductible compensation to executive officers.

COMPENSATION & STOCK OPTION COMMITTEE:

Harry G. Campagna, Chairman

Robert S. Roath

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) each person who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2002, and (ii) the Company’s four most highly compensated other executive officers each of whose total annual salary and bonus exceeded $100,000 in 2002 (collectively, the “Named Officers”), for services rendered to the Company and its subsidiaries during fiscal years 2002, 2001, and 2000.

	Annual Compensation							Long-Term Compensation Awards			All Other Compen- sation ($)(3)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus (1)		Other Annual Compensation ($)(2)		Restricted Stock Awards ($)		Securities Underlying Options / SARs (#)
Howard E. Goldberg Chief Executive Officer and President	2002 2001 2000	$ $ $	388,500 363,139 293,694	$ $ $	204,589 276,834 119,700	$ $	65,800 77,038 —	$ $ $	0 0 296,250	0 70,000 158,000	$ $ $	6,736 3,558 3,119

William J. Merritt Executive Vice President and General Patent Counsel; President, InterDigital Technology Corporation	2002 2001 2000	$ $ $	262,250 224,337 190,800	$ $ $	91,722 125,000 45,792		— — —	$ $ $	0 0 222,188	0 125,000 28,000	$ $ $	5,813 2,566 2,531

Alain C. Briancon Executive Vice President and Chief Technology Officer (4)	2002 2001 2000	$ $	260,000 247,026 —	$ $	106,690 125,000 —		— — —	$ $	0 0 —	2,250 81,250 —	$ $	5,800 43,758 —

Charles R. Tilden Chief Operating Officer and Executive Vice President	2002 2001 2000	$ $ $	249,000 222,525 201,400	$ $ $	89,577 109,480 48,336		— — —	$ $ $	0 0 234,526	0 80,000 35,000	$ $ $	5,950 3,264 2,966

Mark A. Lemmo Executive Vice President, Product Management and Business Development	2002 2001 2000	$ $ $	244,500 233,730 222,600	$ $ $	83,069 102,841 53,424		— — —	$ $ $	0 0 259,219	0 50,000 44,000	$ $ $	5,939 2,925 2,938

(1)	Amounts listed as bonuses in each fiscal year were accrued but not paid until the following year for each Named Officer. Thirty percent of the bonuses accrued for 2002 were paid in shares of Common Stock that may not be transferred for a period of two years.

(2)	As permitted by rules established by the SEC, no amounts are required to be shown with respect to certain “perquisites” where such amounts, in the aggregate, do not exceed the lesser of 10% of the total annual salary and bonus of the Named Officer, or $50,000. Each perquisite that comprises at least 25% of the total amount of perquisites is also required to be described. The Company has elected, however, to disclose such information for all Named Officers. Mr. Goldberg’s other annual compensation included an allowance for a car valued at $21,208, and a tax reimbursement valued at $44,064 associated with restricted stock received as part of the annual executive bonus. Dr. Briancon’s other annual compensation consisted of an allowance for temporary housing valued at $12,118 and a tax reimbursement valued at $22,978 associated with restricted stock received as part of the annual executive bonus. Messrs. Merritt, Tilden and Lemmo each received other annual compensation in the form of tax reimbursements associated with restricted stock received as part of the annual executive bonus and valued at $19,755, $19,293, and $17,891, respectively.

(3)	Amounts listed under “All Other Compensation” for 2002 represent the dollar value of insurance premiums with respect to term life insurance (Mr. Goldberg, $1,236; Dr. Briancon, $300; Mr. Merritt, $313; Mr. Tilden, $450; and Mr. Lemmo, $450); and 401(k) matching contributions by the Company (Mr. Goldberg, $5,500; Dr. Briancon, $5,500; Mr. Merritt, $5,500; Mr. Tilden, $5,500; and Mr. Lemmo, $5,489).

(4)	Dr. Briancon joined the Company as Executive Vice President and Chief Technology Officer in January 2001.

Each of the current Named Officers has entered into an employment agreement with the Company (each, an “Employment Agreement”, and collectively, the “Employment Agreements”) that provides severance pay benefits, among other things, in certain events of termination of employment. The Employment Agreements provide that, in the event the executive’s employment is terminated by the Company without “cause” or in the case of voluntary termination by the executive with “good reason” (as each term is defined in the Employment Agreements), the Company generally must pay severance up to one year’s salary and continuation of medical and dental benefits (eighteen months for salary and benefit continuation in the case of the Chief Executive Officer) and that the Company may enforce up to a one year covenant not to compete. In addition, these Employment Agreements (with the exception of Mr. Goldberg’s) provide that, in the case of voluntary termination by the executive without “good reason”, the Company generally may elect to pay severance of up to one year’s salary and continuation of medical and dental benefits during which time the individual is subject to non-compete provisions. The Employment Agreements also provide a one-year covenant-not-to-compete without payment of severance following termination by the Company for “cause”. In the event of a voluntary or involuntary termination of the executive’s employment within one year after a “change of control” (which term is defined as the acquisition, including by merger or consolidation, or by the issuance by the Company, of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company or a sale of substantially all the assets of the Company), the Employment Agreements provide that the executive would generally receive two years salary and the immediate vesting of all stock options and restricted stock. The Employment Agreements also provide that if any amount payable to the officers is subject to a federal excise tax imposed on “excess parachute payments”, the officer shall be entitled to a cash payment sufficient to indemnify him for such tax. In certain circumstances, executives are also entitled to a pro-rata bonus payment in the event of involuntary termination of employment.

Under the terms of his Employment Agreement, Mr. Goldberg’s service as director of the Company is conditioned upon his retention as Chief Executive Officer. Mr. Goldberg’s Employment Agreement also provides for a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the Company may have to pay severance.

The Employment Agreements (originally executed between October 1996 and December 2001) provide for the payment of annual salaries to said Executive Officers that may be increased from time-to-time. Current salaries paid pursuant to the Employment Agreements are: Mr. Goldberg, $404,050; Mr. Merritt, $273,250; Dr. Briancon, $272,500; Mr. Tilden, $260,200; and Mr. Lemmo, $253,800.

Stock Option Grants, Exercises and Holdings

The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers and each person serving as Chief Executive Officer of the Company during fiscal 2002 and unexercised stock options held by them at the end of fiscal 2002.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Option Granted	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
					5%	10%
Howard E. Goldberg	0	—	—	—	—	—
Alain C. Briancon	2,250	0.25%	$14.89	12/30/12	$21,070	$53,394
William J. Merritt	0	—	—	—	—	—
Charles R. Tilden	0	—	—	—	—	—
Mark A. Lemmo	0	—	—	—	—	—

(1)	Potential Realizable Value is reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only and are not necessarily reflective of gains actually achievable. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company’s Common Stock.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard E. Goldberg	6,400	$49,200	432,431	51,669	$3,001,631	$248,140
Alain C. Briancon	10,000	$103,400	41,331	32,169	$309,635	$222,202
William J. Merritt	0	$0	253,164	45,836	$1,596,377	$135,675
Charles R. Tilden	0	$0	201,165	35,835	$1,458,972	$163,423
Mark A. Lemmo	0	$0	244,165	20,835	$1,778,929	$73,423

(1)	Calculated by subtracting the exercise price from the market value of the Company’s Common Stock on the exercise date, then multiplying by the number of shares exercised. All values are on a pre-tax basis.

(2)	The values in this column are based on the closing sale price of the Common Stock ($14.56) on December 31, 2002, the last trading day of the Company’s 2002 fiscal year.

Shareholder Return Performance Graph

The following graph compares, for the period from December 31, 1997 to December 31, 2002, the yearly change in the cumulative total return to holders of the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Companies Index, as compiled by the Center for Research in Security Prices, The University of Chicago, Graduate School of Business, and of the Nasdaq Telecommunications Stocks Index, an industry group consisting of U.S. and foreign telecommunications companies.

Comparison of Five – Year Cumulative Total Returns
Performance Graph for
InterDigital Communications Corporation

Produced on 04/16/2003 including data to 12/31/2002

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
12/31/1997
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
475.4
86.5
38.8

Legend

Symbol	CRSP Total Returns Index for:	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002
——— ■	InterDigital Communications Corporation	100.0	149.0	2449.0	176.5	316.7	475.4
— — — ★	Nasdaq Stock Market (US Companies)	100.0	141.0	261.5	157.8	125.2	86.5
- - - - ▲	Nasdaq Telecommunications Stocks SIC 4800 – 4899 US & Foreign	100.0	165.0	295.0	125.7	84.2	38.8

Notes:

A. The lines represnt monthy index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year – end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1997.

The above graph assumes that the value of the investment in InterDigital Communications Corporation, the Nasdaq Stock Market U.S. Companies Index, and the Nasdaq Telecommunications Stocks Index was $100 at the market close on December 31, 1997 (the last trading day in 1997), and that all dividends paid by companies included in the Nasdaq Stock Market U.S. Companies Index and Nasdaq Telecommunications Stocks Index were reinvested. During this period the Company has not declared or paid any dividends on its Common Stock.

Security Ownership of

Certain Beneficial Owners

Based on currently available Schedules 13D and 13G filed with the SEC pursuant to the Securities Exchange Act of 1934, the Company does not know of any beneficial owners of more than 5% of its Common Stock.

Security Ownership of Management

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of April 7, 2003, by each of the Company’s directors, by each of the Named Officers, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Amount and Nature of Ownership (1)(2)(3)	Percent of Common Stock Outstanding (if greater than 1%) (4)
D. Ridgely Bolgiano	392,549	—
Alain C. Briancon	32,274	—
Harry G. Campagna	686,725	1.2%
Steven T. Clontz	151,448	—
Joseph S. Colson, Jr	170,523	—
Howard E. Goldberg	477,954	—
Mark A. Lemmo	242,955	—
William J. Merritt	248,210	—
Robert S. Roath	258,306	—
Charles R. Tilden	164,943	—
All directors and officers as a group (15 persons)	3,329,194	6.0%

(1)	Includes the following number of shares of Common Stock which may be acquired by the named beneficial owners identified in the table, through the exercise of options or warrants which were exercisable as of April 7, 2003 or will become exercisable within 60 days of such date: Mr. Bolgiano, 264,965; Dr. Briancon, 24,665; Mr. Campagna, 651,725; Mr. Clontz, 124,448; Mr. Colson, 149,248; Mr. Goldberg, 414,931; Mr. Lemmo, 213,265; Mr. Merritt, 218,164; Mr. Roath, 216,190; and Mr. Tilden, 132,496; together with all directors and executive officers as a group (15 persons), 2,849,173 shares.

(2)	Does not include ownership of RSUs, which constitute rights to receive Common Stock under the Company’s 1999 Restricted Stock Plan at a future date. Such RSUs are generally forfeitable, do not have voting rights and are not deemed to be outstanding shares. The named beneficial owners owning RSUs as of April 7, 2003 are as follows: Mr. Campagna, 305,000; Mr. Clontz, 12,000; Mr. Colson, 6,000; and Mr. Roath, 32,000; together with all directors and executive officers as a group (15 persons), 355,000 RSUs.

(3)	Includes the following number of shares of Common Stock acquired by the Named Officers and all executive officers of the Company as a group through participation in the Company’s Savings and Protection Plan (the “401(k) Plan”). The Named Officers and executive officers have the power to vote these shares but do not currently have dispositive power over these shares. Ownership of shares of Common Stock under the 401(k) Plan by the Named Officers as of December 31, 2003, the date of the most recent quarterly plan statement, is as follows: Mr. Goldberg, 312 shares; Mr. Merritt, 209 shares; Dr. Briancon, 402 shares; Mr. Tilden, 316 shares; and Mr. Lemmo, 283 shares.

(4)	Based upon 55,539,186 shares of Common Stock issued and outstanding at April 7, 2003.

Compensation Committee Interlocks

and Insider Participation

During 2002 the following directors served on the Compensation Committee of the Board of Directors: Messrs. Campagna (Chairman) and Roath. None of the aforementioned Compensation Committee members was an officer or employee of the Company or any of its subsidiaries during 2002, or was formerly an officer of the Company or any of its subsidiaries.

Summary of All Existing Equity Compensation Plans

The following table summarizes the Company’s equity compensation plan information regarding the Common Stock authorized for issuance thereunder, as of December 31, 2002.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity compensation plan(s) approved by InterDigital shareholders (1)	9,748,942(2)	$11.76	2,261,717(3)
Equity compensation plans not approved by InterDigital shareholders (4)	1,020,492	$12.34	3,341,436(5)

Total	10,769,434	$11.82	5,603,153

(1)	These plans include the Company’s Employee Stock Purchase Plan, the 2000 Stock Award and Incentive Plan (the “2000 Plan”), and prior stock incentive plans no longer in effect.

(2)	Does not include 5,000,000 additional shares to be authorized for issuance under the 2000 Plan if Proposal No. 2 in this Proxy Statement is approved. In accordance with applicable regulations, no information is provided concerning the Company’s shareholder-approved tax-qualified Employee Stock Purchase Plan.

(3)	Of these shares, 1,116,805 shares remain available for grant under the Company’s Employee Stock Purchase Plan, and 1,144,912 remain available for grant under the 2000 Plan.

(4)	Common Stock of the Company may be issued under the Company’s 2002 Stock Award and Incentive Plan and the 1999 Restricted Stock Plan. See Note 11, “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2002 for a description of these plans. In accordance with applicable regulations, no information is provided concerning the Company’s tax-qualified Savings and Protection (401(k)) Plan.

(5)	Of these shares, 762,500 shares remain available for grant under the 2002 Plan, and 2,578,936 shares remain available for grant under the 1999 Plan.

APPROVAL OF AMENDMENT OF THE COMPANY’S

2000 STOCK AWARD AND INCENTIVE PLAN

(Proposal No. 2)

General

At the Annual Meeting, the shareholders will be asked to approve an amendment (the “Option Plan Amendment”) to the InterDigital Communications Corporation 2000 Stock Award and Incentive Plan (the “2000 Plan”). Such approval will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Annual Meeting. At the meeting of the Board of Directors held on April 21, 2003, the Board of Directors adopted the Option Plan Amendment, subject to shareholder approval as described herein. If approved, the Option Plan Amendment will increase the number of shares of Common Stock authorized under the 2000 Plan from 7,374,103 to 12,374,103. The terms of the 2000 Plan and information regarding Awards (as defined below) granted thereunder is summarized below.

Adoption of the Option Plan Amendment will amend the 2000 Plan by increasing the number of shares of Common Stock available for Awards by five million shares. At March 31, 2003, Awards to purchase 9,748,942 outstanding shares of Common Stock were granted and outstanding under the 2000 Plan, leaving a balance of 1,144,912 additional shares of Common Stock which could be subject to Awards granted under the 2000 Plan. The Board of Directors believes that increasing the number of shares available under the 2000 Plan by five million shares (leaving Awards to purchase 6,144,912 shares of Common Stock available for future grants) is advisable because such Awards reinforce the importance of improving enterprise value over the long-term, and encourage and facilitate employee and director stock ownership, thereby promoting interest in the welfare of the Company by allowing employees and directors to share in the success of the Company and encouraging them to remain in the service of the Company. The 2000 Plan is integral to the Company’s compensation strategies and programs. The 2000 Plan will maintain the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees essential for achievement of the Company’s success.

Summary of the 2000 Plan

The 2000 Plan replaced a number of Company plans, including the Non-Qualified Stock Option Plan, 1992 Non-Qualified Stock Option Plan, 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan, and 1997 Stock Option Plan for Non-Employee Directors (collectively, the “Preexisting Plans”), and currently provides the Company with the ability to continue to grant options, as under the Preexisting Plans, to executives and other employees and at the same time authorize a broad range of other Awards to such persons, including restricted and deferred stock, performance Awards, stock appreciation rights (“SARs”), other types of Awards based on the Company’s Common Stock, and cash-based performance Awards (collectively, “Awards”).

The 2000 Plan limits the number of shares which may be issued as Awards other than options and SARs (for example, as restricted stock) to a maximum of 40% of the number of shares reserved under the Plan. Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award, are deemed to be available for new Awards under the 2000 Plan. These same share counting rules apply to outstanding awards under the Preexisting Plans, for purposes of determining which shares are available under the 2000 Plan. Under the 2000 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2000 Plan may be either newly issued or treasury shares. On March 31, 2003, the last reported sale price of the Company’s Common Stock on the Nasdaq National Market was $22.63 per share.

In addition, the 2000 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year in order to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code (the “Code”). Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 2000 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit equals 300,000 shares plus the amount of the participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of cash-denominated Awards, the 2000 Plan limits performance Awards that may be earned by a participant in any year to the participant’s defined Annual Limit, which for this purpose equals $1.5 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year.

Eligibility.    Employees of the Company and its subsidiaries, including executive officers, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. Approximately 305 persons are currently eligible for Awards under the 2000 Plan.

Administration.    The 2000 Plan is administered by the Compensation & Stock Option Committee of the Board of Directors (the “Committee”), except that the Board of Directors may itself act to administer the Plan. For example, the Board of Directors may perform the functions of the Committee when necessary to satisfy the requirements of Code Section 162(m), or Rule 16b3 promulgated by the SEC under Section 16(b) of the Securities Exchange Act of 1934, as amended. (References to the “Committee” in this description of the Plan mean the committee appointed by the Board of Directors or the full Board of Directors exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2000 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe standardized terms of Awards and forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan.

Stock Options and SARs.    The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of a SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant, except the exercise price of a non-qualified option may be set at less than such fair market value if the Committee determines such price to be appropriate in light of extraordinary circumstances, and in other cases if the participant gives up a right to compensation equal to any discount in the exercise price. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term longer than ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding Awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2000 Plan may include “limited SARs” exercisable for a stated period of time following a “change in control” of the Company, as discussed below.

Restricted and Deferred Stock.    The Committee is authorized to make Awards of restricted stock and deferred stock (including restricted stock units) under the 2000 Plan. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment in certain circumstances. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

Other Stock-Based Awards.    The 2000 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares or factors that may influence the value of shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other Awards in lieu of the Company’s obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance Awards.    The Committee may grant Performance Awards, which may be cash-denominated Awards or share-based Awards. Generally, performance-based Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2000 Plan, or as a condition to accelerating the timing of such events. Performance may be measured over a period of up to one year or a longer period specified by the Committee.

Other Terms of Awards.    Awards may be settled in cash, shares, or other Awards or property, in the discretion of the Committee. The Committee may grant dividend equivalents, entitling the participant to receive amounts in cash, shares, or other Awards or property equal to dividends paid on shares, with such rights either attached to other Awards or free-standing. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2000 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers to beneficiaries during the participant’s lifetime, such as for estate planning purposes.

Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2000 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards under other Company plans, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award or Preexisting Plan award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

The Committee is authorized to impose forfeiture of Awards if, among other things, it finds the participant engaged in disloyalty to the Company, or has violated a non-compete or confidentiality agreement with the Company.

Vesting and Forfeitures.    The Committee may, in its discretion, determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise an Award and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2000 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable. Further, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based Awards will be deemed met or exceeded to the extent specified in the performance Award documents. A Change in Control means generally (i) any person or group acquires voting securities and as a result is a beneficial owner of 50% or more of the voting power of the Company’s voting securities (excluding certain existing shareholders), (ii) a change in the Board of Directors’ membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them (the “Continuing Directors”), cease to represent a majority of the Board of Directors in any period of less than two years, (iii) certain mergers, consolidations or share exchanges substantially reducing the percentage of voting power held by shareholders prior to such transactions, (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company, or (v) any other event which the Board of Directors determines shall constitute a Change in Control for purposes of the 2000 Plan.

Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as “performance-based” generally must conform to requirements under Code Section 162(m).

Amendment and Termination of the 2000 Plan.    The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the Committee’s authority to grant Awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or rule of a stock exchange or automated quotation system on which the shares are then trading. The Board of Directors may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendment, which might increase the cost of the 2000 Plan. Shareholder approval will be required for the amendment or replacement of an outstanding option granted under the 2000 Plan if such amendment or replacement constitutes “repricing” as defined in SEC guidance.

Unless earlier terminated, the 2000 Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

Due to the fact that future Awards under the 2000 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual, long-term, and stock-based compensation under other plans is presented in the “Summary Compensation Table” above, and in footnotes to the Corporation’s financial statements for the year ended December 31, 2002, in the Annual Report which precedes or accompanies this Proxy Statement.

Federal Income Tax Implications of the 2000 Plan

The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2000 Plan. The grant of an option (including a stock-based Award in the nature of a purchase right) or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the “spread,” meaning the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (whether or not an ISO) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income, if any, in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

With respect to other Awards granted under the 2000 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

As discussed above, compensation that qualifies as “performance-

based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2000 Plan, options or SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2000 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2000 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Code Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the limitation of Code Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2000 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2000 Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2000 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Due to the fact that Awards granted under the Option Plan Amendment will depend on the discretion of the Committee, it is not possible to determine the benefits that will be received if the Option Plan Amendment is approved by shareholders. As such, it is not possible at this time to determine the precise number, name or positions of persons who will hereafter receive options pursuant to the Option Plan Amendment. The table below sets forth the number of options actually received by or allocated to each of the named executive officers and certain other groups identified in the table below during 2002:

New Plan Benefits Table

InterDigital Communications Corporation

2000 Stock Award and Incentive Plan

Name and Position	Number of Shares Subject to Options Granted During 2002
Howard E. Goldberg, President and Chief Executive Officer	0
William J. Merritt, Executive Vice President and General Patent Counsel	0
Alain C. Briancon, Executive Vice President and Chief Technology Officer	2,250
Mark A. Lemmo, Executive Vice President, Product Management and Business Development	0
Charles R. Tilden, Executive Vice President and Chief Operating Officer	0
Executive Group	29,000
Non-Executive Director Group	151,000
Non-Executive Officer Employee Group	111,819

Shareholder Approval

The affirmative vote of a majority of the votes cast by shareholders present at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO APPROVE THE INCREASE OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2000 STOCK AWARD AND INCENTIVE PLAN.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors whom the Board of Directors has determined meet the independence and financial literacy and sophistication requirements of existing and proposed Nasdaq National Market (“Nasdaq”) listing standards, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and U.S. Securities and Exchange Commission (“SEC”) regulations. The Company’s Audit Committee has, for many years, been composed entirely of non-management directors. The Committee acts pursuant to a Charter, which is adopted by the Company’s Board of Directors and is subject to periodic review. The Committee’s current charter, recently amended by the Board of Directors to reflect relevant provisions of the Sarbanes-Oxley Act as well as existing and proposed SEC regulations and Nasdaq listing standards, is attached to this Proxy Statement as Appendix “A”.

While the Committee is directly responsible for the appointment of the Company’s independent accountants, the Committee is continuing the practice of requesting the Board of Directors to submit their selection of independent accountants to shareholders for ratification at their annual meeting. In April 2002, the Board of Directors, upon recommendation of the Committee, engaged PricewaterhouseCoopers LLP (PwC) to serve as the Company’s independent accountants for the fiscal year 2002 and no longer engage Arthur Andersen LLP. The Committee has maintained a direct line of communication with PwC. In addition to including senior members of the Company’s financial management team, the Company’s General Counsel and PwC at its regular meetings, the Committee holds private sessions with PwC and separately with senior management.

The Committee’s primary function is to oversee the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling our oversight responsibilities, we reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2002 with management and PwC, the Company’s independent accountants for such year. Management has represented to us that the Company’s consolidated financial statements were prepared in accordance with accounting principles, generally accepted in the United States and considered appropriate in the circumstances to present fairly the Company’s financial position, results of operations and cash flows. Further, we have discussed with PwC the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

This Committee has also received and reviewed the written disclosures and the letter from PwC required by the Independence Standards Board Standard No.1, Independent Discussion with Audit Committees, which relates to the accountant’s independence from the Company and its related entities, and has discussed with PwC their independence from the Company.

Based on the reviews and discussions with management and the independent accountants referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted standards. As described more fully in its charter, the primary function of the Audit Committee is oversight. Our functions are not intended to duplicate or to certify the activities of management and the independent accountants. We serve a board-level oversight role, in which we provide advice, counsel and direction to management and the Company’s independent accountants on the basis of the information we receive, discussions with management and our independent accountants, and the experience of our members in business, financial and accounting matters.

AUDIT COMMITTEE:

Robert S. Roath, Chairman*

Joseph S. Colson, Jr.

Steven T. Clontz

*Mr. Roath is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and he and all other Committee members are independent as that term is defined in Item 7(d)(3)(iv) of Schedule 14A by the SEC.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Proposal No. 3)

The Board of Directors, upon recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP (“PwC”) as independent accountants to examine the financial statements of the Company for the year ending December 31, 2003. PwC has served as independent accountants for the Company since 2002.

On April 10, 2002, the Board of Directors of the Company, upon recommendation of the Audit Committee, determined not to engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s principal independent accountants, and engaged PwC to serve as the Company’s principal independent accountants for fiscal year ending December 31, 2002. Prior to its replacement, Arthur Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were such statements qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 10, 2002:

(i)    there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the matter of the disagreement in its reports;

(ii)    Arthur Andersen did not advise the Company that:

(a)    the internal controls necessary for the Company to develop reliable financial statements do not exist;

(b)    information had come to the attention of Arthur Andersen that had led it to no longer be able to rely on management’s representations, or that made Arthur Andersen unwilling to be associated with the financial statements prepared by management;

(c)    Arthur Andersen needed to significantly expand the scope of its audit or that new information had come to its attention that did (or if further investigated could) materially impact the fairness or reliability of a previously issued audit report or underlying financial statements; or

(d)    information had been brought to the attention of Arthur Andersen LLP which if further investigated could have caused it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements; and

(iii)    the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any of the types of matters or events described in (ii) above.

Auditor’s Fees

The following table represents the aggregate fees billed by PwC for professional audit and other services rendered to the Company for the fiscal year ending December 31, 2002, the first year in which PwC was engaged to audit the Company’s financial statements:

Description of Fees	December 31, 2002
Audit Fees (1)	$219,200
Audit-Related Fees (2)	$ 8,600
Tax Fees (3)	$ 40,000
All Other Fees (4)	$ 1,400
Total	$269,200

(1)	Audit Fees consist of the aggregate fees billed by PwC in the above fiscal year for professional services rendered for the audit of the Company’s annual financial statements, for reviews of the Company’s quarterly financial statements reported on Form 10-Q, and for income tax provision procedures.

(2)	Audit-Related Fees consist of the aggregate fees billed by PwC in the above fiscal year for assurance and related services with regard to the audit of the Company’s Savings and Protection Plan.

(3)	Tax Fees consist of the aggregate fees billed by PwC in the above fiscal year for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	All Other Fees consist of the aggregate fees billed by PwC in the above fiscal year for certain accounting software purchased by the Company through PwC.

The Audit Committee has determined the rendering of all non-audit services by PwC is compatible with maintaining PwC’s independence as the Company’s principal independent accountants for the fiscal year ending December 31, 2002.

Although the submission of the appointment of PwC is not required by law or the By-Laws of the Company, the Board of Directors is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the Board of Directors will not be bound to seek other independent accountants for 2003, but the selection of other independent accountants will be considered in future years. To be ratified, the appointment must be approved by the affirmative vote of a majority of the votes cast by shareholders present at the Annual Meeting, in person or by proxy, and entitled to vote.

Representatives from PwC will be present at the Annual Meeting to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

Shareholder Proposals

Shareholders may make proposals to be considered at the 2004 Annual Meeting of Shareholders (“2004 Annual Meeting”). To be eligible for inclusion in the Company’s proxy materials for the 2004 Annual Meeting, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility requirements of the SEC’s rules governing such proposals, be received not later than January 5, 2004, at the Company’s principal executive offices, 781 Third Avenue, King of Prussia, PA 19406-1409, Attention: Corporate Secretary.

In connection with the 2004 Annual Meeting of Shareholders, and in accordance with the Company’s By-Laws, no business may be brought before such annual meeting unless: specified in the notice of meeting; or otherwise brought before the meeting by or at the direction of the Board of Directors; or brought by a shareholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not earlier than March 5, 2004 or later than April 5, 2004, or within the time frame specified in the preceding paragraph.

The form of proxy issued with our 2004 Proxy Statement will confer discretionary authority to vote for or against any valid proposal made by a shareholder at our 2004 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has provided to our Corporate Secretary notice of such proposal within the time frames set forth above, and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, InterDigital Communications Corporation, 781 Third Avenue, King of Prussia, PA 19406-1409.

Other Matters

As of the date of this Proxy Statement, we do not know of any items, other than those identified in the Notice of Annual Meeting of Shareholders, which may properly come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment in such matters.

Miscellaneous

Information following the caption “Item 1. Business. Executive Officers” to, but not including, the caption “Item 1. Business. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, is incorporated by reference herein.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN OR ORAL REQUEST DIRECTED TO LAWRENCE F. SHAY, CORPORATE SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409. COPIES OF THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE ACCESSED ON THE INTERNET AT HTTP://WWW.INTERDIGITAL.COM OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. REQUESTS FOR EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A FEE FOR COPYING AND MAILING EXPENSES.

By Order of the Board of Directors

/s/ Lawrence F. Shay
Lawrence F. Shay Vice President, General Counsel and Corporate Secretary

King of Prussia, Pennsylvania

April 28, 2003

APPENDIX “A”

INTERDIGITAL COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

Function

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Committee will provide support for management’s efforts to enhance the quality of the Company’s internal control structure and help to facilitate effective communication between the Board and the Company’s independent accountants.

Organization

The Committee will be comprised of three or more directors of the Board, each of whom is independent of management and the Company. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, and federal laws and regulations applicable to audit committees. Further, all members of the Committee must have a basic understanding of accounting policies and be able to read and understand financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall be an audit committee financial expert, within the meaning of applicable Securities and Exchange Commission and Nasdaq rules.

Meetings

The Committee will meet at least quarterly each year, and at any additional time as either the Board or the Committee deems necessary. The Committee Chairman has the power to call a Committee meeting whenever he or she determines there is a need. Meetings will follow an agenda and approved minutes of the meeting will be maintained.

The Company’s independent accountants will generally be requested to attend Committee meetings. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee will provide management, the independent accountants and other persons as appropriate with opportunities to meet in private sessions with the Committee to discuss any matters the Committee or these groups believe should be discussed privately.

Responsibilities

General Responsibilities

•	The Committee provides open avenues of communication with management, the independent accountants and the Board.

•	The Committee must report Committee actions to the full Board and may make appropriate recommendations.

•	In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and may meet with the general counsel and/or other members of management of the Company.

•	The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

•	The Committee will have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

•	All auditing services and permissible non-audit services provided to the Company by its independent accountants will be pre-approved by the Committee, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Chairman of the Committee shall have the authority to grant pre-approvals of audit and permissible non-audit services, provided that all pre-approvals by the Chairman shall be presented to the full Committee at its next scheduled meeting.

•	The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants and to any advisors engaged by the Audit Committee.

Responsibilities for Engaging Independent Accountants

•	The Committee will be directly responsible for the appointment, compensation, and oversight of the work of the independent accountants (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants will report directly to the Committee.

•	The Committee will discuss with the independent accountants all significant relationships and services the independent accountants have with the Company to determine and ensure the independence of the independent accountants. The Committee will also require from the independent accountants an annual statement delineating all relationships between the independent accountants, related companies and the Company.

•	The Committee will review the performance of the independent accountants. The Committee will have the ultimate authority and responsibility to select, evaluate and, if deemed appropriate, replace the Company’s independent accountants. The Committee shall request the Board to submit the selection of the independent accountants for ratification at each annual meeting of shareholders.

•	The Committee will consult with the independent accountants and financial management of the Company to review the scope of the annual audit, as well as the planning and staffing of the audit.

•	The Committee will review and approve the fees to be paid to the independent accountants.

Responsibilities for Reviewing the Annual Audit and the Review of Quarterly and Annual Financial Statements

•	The Committee will ascertain that the independent accountants will be available to the full Board at least annually (and more frequently if deemed appropriate by the Committee) to provide the Committee with a timely analysis of significant financial reporting issues.

•	The Committee will ask management and the independent accountants about significant risks and exposures and will assess management’s steps to minimize them.

•	The Committee will address with the independent accountants (i) the Company’s critical accounting policies, (ii) alternative treatments of financial information within generally accepted accounting principles that the independent accountants have discussed with management, and the alternative preferred by the independent accountants and (iii) material written communications between the independent accountants and management, such as a schedule of unadjusted differences.

•	The Committee will review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	The Committee will review any significant findings and recommendations made by the Company’s independent accountants, together with management’s responses to them.

•	Shortly after the annual examination is completed, the Committee will review the following with management and the independent accountants:

•	The Company’s annual report on Form 10-K, including the annual financial statements and related footnotes and the clarity of the disclosures in the financial statements.

•	The impact of pronouncements by the Financial Accounting Standards Board, releases of the Securities and Exchange Commission, and any other pertinent regulations that might have an effect on the Company’s audited financial statements.

•	The independent accountants’ audit of and report on the financial statements.

•	Any matters the independent accountants determine that are required to be discussed with the Committee pursuant to Statement of Auditing Standards No. 61.

•	The management recommendation letter on accounting procedures and controls prepared by the Company’s independent accountants and any other reports and management’s responses concerning such reports.

•	Anything else about the audit procedures or findings that Generally Accepted Auditing Standards require the independent accountants to discuss with the Committee.

•	The Committee will consider and review with management any significant findings related to financial reporting, internal controls or other corporate matters of importance to the Committee during the year and management’s responses to them.

•	With respect to quarterly results for the first three fiscal quarters of each year, the Committee will meet quarterly with the independent accountants and management to discuss the Company’s quarterly financial statements as well as whether significant events, transactions and changes in accounting estimates were considered by the independent accountants (after performing their required quarterly review) to have affected the quality of the Company’s financial reporting. This meeting will take place prior to filing the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission and before the quarterly earnings release.

•	The Committee will discuss with management and the independent accountants, as appropriate, financial results to be disclosed in press releases and other publicly disclosed financial information and earnings guidance, including the use of pro forma or adjusted non-GAAP information.

Certification and Disclosure Responsibilities

•	The Committee will ascertain the Company’s compliance with requirements of any market on which its securities are traded.

•	The Committee will ascertain the Company’s compliance with required Securities and Exchange Commission disclosures regarding:

•	Committee member independence, an indication of whether the Committee is governed by a written charter, and if so, include a copy of the charter at least once every three years.

•	The Committee’s findings that resulted from its financial reporting oversight responsibilities.

Periodic Responsibilities

•	Review and update the Committee’s charter as circumstances may warrant.

•	Review with appropriate management and outside resources, if necessary, legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

•	Review any significant reports to management prepared by the Company’s internal auditing function or by any advisor or consultants engaged to evaluate or report on financial matters, and management’s responses.

•	Review and approve all related party transactions.

•	Set policies consistent with applicable regulations for the hiring of employees or former employees of the Company’s independent accountants.

•	Review any other matters that may be appropriate such as corporate insurance coverage and other risk management programs.

Scope of Responsibilities

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. The Committee may also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

AMENDMENT 2003-1

TO THE

INTERDIGITAL COMMUNICATIONS CORPORATION

2000 STOCK AWARD AND INCENTIVE PLAN

The Board of Directors of InterDigital Communications Corporation (the “Company”) has caused the Company’s 2000 Stock Award and Incentive Plan (the “Plan”) to be amended as follows, subject to the following condition, effective as of the 21st day of April, 2003:

1.    Amendment. Section 4(a) of the Plan is deleted in its entirety and replaced with the following:

“4.    Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 7.2 million plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for issuance under the Preexisting Plans plus and (iii) the number of shares subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that shares carried forward from a Preexisting Plan pursuant to clause (ii) shall be available for initial grant only before the time such Preexisting Plan would have expired in accordance with its terms; and provided further, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed 40% of the total number of shares reserved under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

2.    Condition. The amendment to the Plan set forth in paragraph 1 above will only be effective upon the requisite approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held on June 4, 2003.

The Plan, as amended by the foregoing change in paragraph 1 above, and subject to the shareholder approval described in paragraph 2 above, is hereby ratified and confirmed in all respects.

B-1

INTERDIGITAL COMMUNICATIONS CORPORATION

Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Richard J. Fagan, Lawrence F. Shay, and Jane S. Schultz, and each of them acting individually, as the proxies of the undersigned, with full power of substitution, to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital Communications Corporation to be held on June 4, 2003, at 2:00 p.m. (local time) at the Marriott Philadelphia West, West Conshohocken, Pennsylvania, and at any adjournment or postponement thereof.

If you attend the Annual Meeting and decide to vote by ballot, such vote will supersede this proxy.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

1.    Election of Directors:

______	For the nominees listed below	______	Withhold Authority to vote for the nominees listed below

Nominees	for a three-year term expiring at the year 2006 Annual Meeting:
•	D. Ridgely Bolgiano
•	Howard E. Goldberg

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below:)

________________________________________

2.    Approval of Amendment of the InterDigital Communications Corporation 2000 Stock Award and Incentive Plan to increase the amount of shares authorized for issuance.

______	For	______	Against	______	Abstain

3.    Ratification of PricewaterhouseCooopers LLP as independent public accountants for the year ending December 31, 2003:

______	For	______	Against	______	Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, “FOR” THE AMENDMENT OF THE 2000 STOCK AWARD AND INCENTIVE PLAN, AND “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT.

________________________________________
Signature of Shareholder

________________________________________	Date: ______________________, 2003
Signature of Shareholder

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER(S) AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

INTERDIGITAL COMMUNICATIONS CORPORATION

Voting Instruction to Trustee

The undersigned, as a participant in the InterDigital Communications Corporation Savings and Protection Plan, does hereby instruct the trustee of such plan to vote all the shares of Common Stock of InterDigital Communications Corporation which are credited to the undersigned’s account in such plan, at the Annual Meeting of Shareholders of InterDigital Communications Corporation, to be held on June 4, 2003, at 2:00 p.m. (local time) at the Marriott Philadelphia West, West Conshohocken, Pennsylvania, and at any adjournment or postponement thereof, in the manner directed herein, and in the trustee’s discretion upon such other business as may come before the Annual Meeting, all as set forth in the enclosed notice of the Annual Meeting and Proxy Statement.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

1.    Election of Directors:

______	For the nominees listed below	______	Withhold Authority to vote for the nominees listed below

Nominees	for a three-year term expiring at the year 2006 Annual Meeting:
•	D. Ridgely Bolgiano
•	Howard E. Goldberg

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below:)

________________________________________

2.    Approval of Amendment of the InterDigital Communications Corporation 2000 Stock Award and Incentive Plan to increase the amount of shares authorized for issuance.

______	For	______	Against	______	Abstain

3.    Ratification of PricewaterhouseCooopers LLP as independent public accountants for the year ending December 31, 2003:

______	For	______	Against	______	Abstain

ANY SHARES HELD BY THE TRUSTEE FOR WHICH THE TRUSTEE HAS BEEN INSTRUCTED TO SIGN THE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH NO ADDITIONAL INSTRUCTIONS TO THE CONTRARY INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, “FOR” THE AMENDMENT OF THE 2000 STOCK AWARD AND INCENTIVE PLAN, AND “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT.

________________________________________
Signature of Shareholder

________________________________________	Date: ______________________, 2003
Signature of Shareholder

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER(S) AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.